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                                                                   EXHIBIT 11.1

                               SYNC RESEARCH, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                          QUARTER ENDED              SIX MONTHS ENDED
                                                                             JUNE 30,                    JUNE 30,
                                                                            --------                     --------
                                                                       1997           1996           1997           1996
                                                                   -----------     ---------      ----------     ----------
NET LOSS PER SHARE:
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .        $(2,983)       $(2,513)       $(9,162)       $(4,086)
Accretion of cumulative dividend and redemption
  value of mandatorily redeemable preferred stock. . . . . .          -----           (222)          ----           (533)

                                                                   ---------     ---------       --------       ---------
Net loss attributable to common stockholders . . . . . . . .        $(2,983)       $(2,735)       $(9,162)       $(4,619)
                                                                   ---------     ---------       --------       ---------
                                                                   ---------     ---------       --------       ---------

Shares outstanding for computing net loss per share:
    Weighted average common and common equivalent shares
      outstanding used in calculating net loss per common
      share in accordance with generally accepted
      accounting principles. . . . . . . . . . . . . . . . .         17,173         16,069         17,079         16,010
                                                                   ---------     ---------       --------       ---------


Net loss per share . . . . . . . . . . . . . . . . . . . . .         $(0.17)        $(0.17)        $(0.54)        $(0.29)
                                                                   ---------     ---------       --------       ---------
                                                                   ---------     ---------       --------       ---------

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